EXHIBIT 10.5

                              AGREEMENT

     THIS AGREEMENT dated as of the 5th day of August, 1999 (this "Agreement"), by and among SONIC AUTOMOTIVE, INC., a Delaware corporation ("Sonic Automotive"), SONIC FINANCIAL CORPORATION, a North Carolina corporation ("SFC"), and O. BRUTON SMITH, an individual residing in the State of North Carolina ("Smith").

                              RECITALS:

     This Agreement is entered into based on the following facts, intentions and understandings:

     a. SFC and Smith own, directly or indirectly, all of the issued and outstanding equity interests of MMR Holdings, L.L.C., MMR Viking Investment Associates, L.P. and MMR Tennessee, L.L.C. (collectively, the "Mar Mar Group"); and

     b. Sonic Automotive and/or its subsidiaries lease numerous automobile dealership properties from various members of the Mar Mar Group; and

     c. SFC and Smith have agreed to sell (the "Sale Transaction") all of the issued and outstanding equity interests of the Mar Mar Group to CAR MMR L.L.C. ("CAR") pursuant to an Acquisition Agreement among CAR, SFC, Smith and the Mar Mar Group; and

     d.       CAR is requiring  as a condition  precedent to its purchase of the equity interests of the Mar Mar Group from SFC and Smith that Sonic Automotive enter into the so-called "Sonic Agreement" with CAR (the "Sonic Agreement"), pursuant to which, among other things, Sonic Automotive would agree to certain changes in the various lease agreements currently in effect between Sonic Automotive and/or its subsidiaries, as tenants, and various members of the Mar Mar Group, as landlords, including but not limited to (i) Sonic Automotive's agreement to amend and restate all of such leases pursuant to a new standardized form of lease to be agreed upon between Sonic Automotive and CAR, and (ii) Sonic Automotive's agreement to renew at least 75% of the current leases between Sonic Automotive and/or its subsidiaries, as tenant, and members of the Mar Mar Group, as landlord, at the end of the terms of such leases.

     NOW, THEREFORE, in order to induce Sonic Automotive to enter into the Sonic Agreement and to otherwise participate in the Sale Transaction, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

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     SECTION 1.  PAYMENT BY SFC AND SMITH TO SONIC  AUTOMOTIVE.  As  promptly as possible after the closing of the Sale Transaction, SFC and Smith shall pay over to Sonic Automotive all of the profits received by SFC and Smith from the Sale Transaction, less (i) the direct and indirect expenses of the Sale Transaction paid or incurred by SFC and Smith, and (ii) a return of 14% annually to SFC and Smith on their initial investments in the Mar Mar Group, net of any advances made by Sonic Automotive to any member of the Mar Mar Group.

     SECTION 2. GENERAL PROVISIONS. (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their successors and assigns; (b) Nothing in this Agreement shall give any person, other than the parties and their successors and assigns, any rights, remedies or other benefits; (c) This Agreement shall not be assignable by any party without the prior written consent of the other parties hereto; (d) This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior agreements, representations and understandings with respect to the subject matter; (e) No amendment or modification of this Agreement shall be binding unless in writing and signed by each of the parties; (f) In the event that any provision of this Agreement, or part thereof, shall be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall not be affected thereby; and (g) This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first stated above.

                             SONIC AUTOMOTIVE, INC.


                              By:  /s/ Theodore M. Wright
                                 ---------------------------------------
                                 Theodore M. Wright, Vice President -
                                 Finance and Chief Financial Officer


                           SONIC FINANCIAL CORPORATION


                              By:  /s/ William R. Brooks
                                 ---------------------------------------
                                 William R. Brooks, Vice President



                              By: /s/ O. Bruton Smith
                                 ---------------------------------------
                              O. BRUTON SMITH